    As filed with the Securities and Exchange Commission on October 3, 1997
                                                Registration No.333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933



                        CREDIT MANAGEMENT SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                      52-1549401
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                            5950 SYMPHONY WOODS ROAD
                            COLUMBIA, MARYLAND 21044
                                 (410) 740-1000
               (Address of principal executive offices) (Zip Code)
                                ----------------
                        CREDIT MANAGEMENT SOLUTIONS, INC.
                            1997 STOCK INCENTIVE PLAN
                            (Full title of the Plan)
                                ----------------
                              JAMES R. DEFRANCESCO
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                            AND CHAIRMAN OF THE BOARD
                        CREDIT MANAGEMENT SOLUTIONS, INC.
                            5950 SYMPHONY WOODS ROAD
                            COLUMBIA, MARYLAND 21044

          (Name and address, including zip code, of agent for service)
                                 (410) 740-1000
            (Phone number, including area code, of agent for service)

                                ----------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                   Proposed             Proposed
            Title of                                                Maximum              Maximum
           Securities                        Amount                Offering             Aggregate            Amount of
              to be                          to be                   Price               Offering           Registration
           Registered                     Registered(1)           per Share(2)           Price(3)              Fee(3)
-------------------------------------------------------------------------------------------------------------------------
1997 STOCK INCENTIVE PLAN

  Options to purchase Common Stock             3,400,000              N/A                   N/A                  N/A

  Common Stock, $0.01 par value            3,400,000 shares         $18.125             $11,781,250             $3,570
=========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Credit Management Solutions, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Credit Management Solutions, Inc. on September 30, 1997, as reported by the Nasdaq National Market.

(3) Under General Instruction E, the Registration Fee is calculated solely on the basis of the additional 650,000 shares of Common Stock authorized for issuance under the 1997 Stock Incentive Plan. The applicable filing fees have been paid for the remaining 2,750,000 shares in connection with their registration on Registrant's Form S-8 Registration Statement, File Number 333-25969.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         Credit Management Solutions, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the SEC on March 31, 1996;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, filed with the SEC on May 15, 1997 and August 15, 1997, respectively; and

         (c) The Registrant's Registration Statement No. 00-21735 on Form 8-A filed with the SEC on November 15, 1996 pursuant to Section 12 of the 1934 Act in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel

         Not Applicable.


Item 6.  Indemnification of Directors and Officers

         The Registrant's Certificate of Incorporation, together with its Bylaws, provide that the Registrant shall indemnify officers and directors, and may indemnify other employees and agents, to the fullest extent permitted by law. The laws of the State of Delaware permit, and in some cases require, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, fines, settlements and reasonable expenses under certain circumstances.

         The Registrant's Certificate of Incorporation also limits the liability of directors and officers to the fullest extent permitted by law. Under the Registrant's Certificate of Incorporation, as permitted by the laws of the State of Delaware, a director or officer will not be liable to the Registrant or its stockholders for damages for breach of fiduciary duty. Such limitation of liability does not affect liability for (i) breach of a director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) any transaction from which the director derived an improper personal benefit, or (iv) the payment of any unlawful distribution.




                                      II-1.

         The Registrant has also purchased a general liability insurance policy that covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacity as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers or controlling persons of the Corporation pursuant to the foregoing provisions, Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.


Item 7.  Exemption from Registration Claimed

         Not Applicable.


Item 8.  Exhibits

Exhibit Number      Exhibit
--------------      -------
     4              Instruments Defining the Rights of Stockholders. Reference
                    is made to the Registrant's Registration Statement No.
                    00-21735 on Form 8-A which is incorporated herein by
                    reference pursuant to Item 3(c) of this Registration
                    Statement.
     5              Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1            Consent of Ernst & Young LLP, Independent Accountants.
    23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
    24              Power of Attorney. Reference is made to page II-4 of this
                    Registration Statement.
    99.1            Credit Management Solutions, Inc. 1997 Stock Incentive Plan.
    99.2            Notice of Grant.
    99.3            Stock Option Agreement.
    99.4            Addendum to Stock Option Agreement (LSAR's).
    99.5            Addendum to Stock Option Agreement (Corporate
                    Transaction/Change in Control).
    99.6            Stock Issuance Agreement.
    99.7            Addendum to Stock Issuance Agreement (Corporate
                    Transaction/Change in Control).
    99.8            Notice of Grant of Non-Employee Director Automatic Stock
                    Option.
    99.9            Automatic Stock Option Agreement.
    99.10           Director Fee Option Grant Election.
    99.11           Notice of Grant under Director Fee Option Grant Program.
    99.12           Director Fee Stock Option Agreement.


Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1997 Stock Incentive Plan.




                                      II-2.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.




                                      II-3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland on this 2nd day of October, 1997.



                           CREDIT MANAGEMENT SOLUTIONS, INC.




                           By: /s/ JAMES R. DEFRANCESCO
                              --------------------------------------------------
                              James R. DeFrancesco
                              President, Chief Executive Officer and Chairman of of the Board (Principal Executive Officer)


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Credit Management Solutions, Inc., a Delaware corporation, do hereby constitute and appoint James
R. DeFrancesco the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that the said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                       Date
---------                                   -----                                       ----


/s/ James R. DeFrancesco                    President, Chief Executive Officer           October 2, 1997
-------------------------------             and Chairman of the Board
James R. DeFrancesco                        (Principal Executive Officer)



/s/ Robert P. Vollono                       Senior Vice President, Treasurer,            October 2, 1997
-------------------------------             Chief Financial Officer and Director
Robert P. Vollono                           (Principal Financial and Accounting Officer)






                                      II-4.

Signature                                   Title                                       Date
---------                                   -----                                       ----


/s/ Scott L. Freiman                        Executive Vice President and Director        October 2, 1997
-------------------------------
Scott L. Freiman



/s/ Miles H. Grody                          Senior Vice President, Secretary,            October 2, 1997
-------------------------------             General Counsel and Director
Miles H. Grody



/s/ Stephen X. Graham                       Director                                     October 2, 1997
-------------------------------
Stephen X. Graham



/s/ John J. McDonnell                       Director                                     October 2, 1997
-------------------------------
John J. McDonnell, Jr.



/s/ Peter M. Leger                          Director                                     October 2, 1997
-------------------------------
Peter M. Leger




                                      II-5.

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                        CREDIT MANAGEMENT SOLUTIONS, INC.






                                     II-1.

                                  EXHIBIT INDEX



Exhibit Number      Exhibit
--------------      -------
     4              Instruments Defining the Rights of Stockholders. Reference
                    is made to the Registrant's Registration Statement No.
                    00-21735 on Form 8-A which is incorporated herein by
                    reference pursuant to Item 3(c) of this Registration
                    Statement.
     5              Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1            Consent of Ernst & Young LLP, Independent Accountants.
    23.2            Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
    24              Power of Attorney. Reference is made to page II-4 of this
                    Registration Statement.
    99.1            Credit Management Solutions, Inc. 1997 Stock Incentive Plan.
    99.2            Notice of Grant.
    99.3            Stock Option Agreement.
    99.4            Addendum to Stock Option Agreement (LSAR's).
    99.5            Addendum to Stock Option Agreement (Corporate
                    Transaction/Change in Control).
    99.6            Stock Issuance Agreement.
    99.7            Addendum to Stock Issuance Agreement (Corporate
                    Transaction/Change in Control).
    99.8            Notice of Grant of Non-Employee Director Automatic Stock
                    Option.
    99.9            Automatic Stock Option Agreement.
    99.10           Director Fee Option Grant Election.
    99.11           Notice of Grant under Director Fee Option Grant Program.
    99.12           Director Fee Stock Option Agreement.